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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Newport Corporation 1992 Stock Incentive Plan, 1999 Stock Incentive Plan and Employee Stock Purchase Plan, of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Newport Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/Ernst & Young LLP

Orange County, California
June 30, 2000